UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 24, 2015

 PREFERRED RESTAURANT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-54536

Florida	80-0608195
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

c/o KCI Investments, LLC; 4033 South Dean Martin Drive; Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 834-7101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of Directors or Certain Officers

Effective July 21, 2015 Richard Groberg has resigned as an Officer and Director of Preferred Restaurant Brands, Inc.  Mr. Groberg will continue with the Company in a consulting role.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015

Preferred Restaurant Brands Inc.

/s/ KENNETH A. ANTOS
 By:         Kenneth Antos
President And CEO